Exhibit 10.7



                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of May 2, 1997, by and between INMARK ENTERPRISES, INC., a Delaware corporation formerly known as Health Image Media, Inc. ("Company"), and JOHN P. BENFIELD, an individual ("Employee").

                              W I T N E S S E T H:

     WHEREAS, Company and Employee are parties to that certain Employment Agreement, dated September 29, 1995, pursuant to which Employee serves as President of Company (the "Agreement");

     WHEREAS, pursuant to a resolution adopted by Company's Board of Directors on October 16, 1996, Company authorized the increase of Employee's annual base salary from $200,000 to $220,000; and

     WHEREAS, Company and Employee desire to extend the term of the Agreement until September 28, 2001, to confirm the amendment to the Agreement increasing Employee's annual base salary from $200,000 to $220,000 effective October 16, 1996, and to delete the provision limiting Company's liability upon termination of Employee's employment other than as a result of disability or for cause, all as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, Company and Employee agree follows:

     1. Paragraph 3 of the Agreement is hereby amended and restated to read in its entirety as follows:

                3. Term. This Agreement shall be for a term of six (6) years, commencing on September 29, 1995 and ending on September 28, 2001, unless sooner terminated as hereinafter provided. Unless either party elects to terminate this Agreement at the end of the original or any renewal term by giving the other party notice of such election at least sixty (60) days before the expiration of the then current term, this Agreement shall be deemed to have been renewed for an additional term of one (1) year commencing on the day after the expiration of the then current term.





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                2.  Paragraph  4 (a) of the  Agreement  is  hereby  amended  and restated to read in its entirety as follows:

                        (a) For all of the  services  rendered  by  Employee  to
                Company and its subsidiaries, Employee shall receive a base salary at the annual rate of (i) Two Hundred Thousand Dollars ($200,000) for the period from September 29, 1995 through October 15, 1996, and (ii) Two Hundred Twenty Thousand Dollars ($220,000) for the period from October 16, 1996 through the expiration or earlier termination of this Agreement. Employee's base salary shall be payable in reasonable periodic installments in accordance with Company's regular payroll practices in effect from time to time.

                3. Paragraph 9 of the Agreement is deleted in its entirety but Paragraphs 10 through 14 shall remain numbered as Paragraphs 10 through 14.

                4. The reference to Paragraph 11 on the tenth line of Paragraph 12(a) shall be corrected to be a reference to Paragraph 12.

                5. Clauses (i) and (ii) of Paragraph 14(c) of the Agreement are hereby amended and restated to read in their entirety as follows:

                   (i)    If to Company:

                   Inmark Enterprises, Inc.
                   One Plaza Road
                   Greenvale, New York 11548
                   Attention:   Chairman

                   with a copy, given in the manner prescribed above to:

                   Kronish, Lieb, Weiner & Hellman LLP
                   1114 Avenue of the Americas
                   New York, New York 10036-7798
                   Attention:   Joseph S. Hellman, Esq.

                   (ii)    If to Employee:

                   63 Murray Avenue
                   Port Washington, New York 11050

     6. Except as specifically provided herein, all terms and conditions of the Agreement shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Company and Employee unless otherwise specifically amended, waived or changed




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pursuant to the terms and  conditions of the Agreement.  Except as  specifically provided herein, this Agreement is not a consent to any waiver or modification of any term or condition of the Agreement.

     7. In the event of any inconsistency between the terms of this First Amendment and the Agreement, this First Amendment shall govern.

     8. This First Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York, without giving effect to its conflicts of law principles.

     9.  If  any  provision  of  this  First   Amendment  is  determined  to  be
unenforceable  or  invalid  under  applicable  law,  such   unenforceability  or
invalidity shall not affect the enforceability or validity of any other provision of this First Amendment, and the parties hereto expressly agree that such unenforceable or invalid provision shall be deemed severed from this First Amendment.

     10. This First Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first above written.

                                        INMARK ENTERPRISES, INC.


                                        By:     /s/ Donald A. Bernard
                                                -------------------------------
                                        Name:   Donald A. Bernard
                                        Title:  Executive Vice President



                                        /s/ John P. Benfield
                                        -------------------------------
                                            John P. Benfield